Exhibit 99.01

NuStar Energy L.P. Reports Solid Second Quarter of 2022 Earnings Results

Permian Crude System Volumes Hit Record-Breaking Average of 522,000 Barrels Per Day/Expect to Exit 2022 between 560,000 to 570,000 Barrels Per Day

Refined Product Volumes Continue to Track at Pre-Pandemic Levels

West Coast Renewable Fuels Network Continues to Grow with Two More Projects in Service

Contract with Trafigura for Services on Corpus Christi Crude System Extended to December 2024

Lower Debt Balances Result in Significant Improvement to Debt Metrics

SAN ANTONIO, August 4, 2022 - NuStar Energy L.P. (NYSE: NS) today announced solid results for the second quarter of 2022 fueled by strong volumes in its Permian Crude System.

NuStar reported net income of $59 million for the second quarter of 2022, or $0.20 per unit, compared to net income of $63 million, or $0.25 per unit, for the second quarter of 2021.

NuStar also reported earnings before interest, taxes, depreciation and amortization (EBITDA) of $175 million for the second quarter of 2022, compared to second quarter of 2021 EBITDA of $189 million.

“On an ‘apples-to-apples’ basis, excluding the contribution of the Eastern U.S. terminals we sold in October, and the Point Tupper terminal we sold in April, our second quarter 2022 EBITDA was comparable to the second quarter of 2021 despite customer transitions and related tank maintenance at our St. James terminal, and the timing of minimum volume commitment settlements at our Corpus Christi North Beach terminal,” said NuStar President and CEO Brad Barron.

Debt Metrics Improve Significantly

“We are pleased that our recent divestitures have enabled us to continue to move toward our stated goal of significantly improving our debt metrics and building our financial strength and flexibility,” said Barron.

“Thanks to the progress we have made in lowering our debt balance, our interest expense in the second quarter of 2022 was $3 million lower than in the second quarter of 2021, and we had over $900 million available on our $1.0 billion unsecured revolving credit facility.

“We also ended the second quarter of 2022 with a debt-to-EBITDA ratio of 3.93 times, which is substantially better than our ratio of 4.27 times at the end of the second quarter of 2021, and we expect to continue to improve that ratio through the end of the year.

“And our distribution coverage ratio to common limited partners was a strong 1.88 times for the second quarter of 2022,” said Barron.

Distributable cash flow (DCF) available to common limited partners was $83 million for the second quarter of 2022, compared to DCF of $97 million in the second quarter of 2021. Barron noted that the decline in DCF was also largely a result of NuStar’s recent divestitures, which helped NuStar strengthen its balance sheet.

Permian Crude System Hits Record-Breaking Volumes

NuStar’s Permian Crude System’s volumes grew to a record-breaking average of 522,000 barrels per day (BPD) in the second quarter of 2022, an increase of 16 percent over second quarter 2021 volumes and an increase of 2 percent over the first quarter of 2022.

“While overall U.S. oil production has faced supply chain and other challenges this year, our top-tier Permian producers have continued to successfully execute on their drilling plans,” said Barron. “The steady, strong volume growth we saw in the first half of 2022 and continue to see ramping up this quarter is a testament to our producers and the quality and strength of our acreage.”

Barron mentioned that the Permian Crude System’s monthly average in June was up to nearly 535,000 BPD, and in July, its volumes continued to grow, rising to an average of 555,000 BPD.

“Because of the growth we have seen so far this year, and what we expect for the rest of the year, we continue to expect to exit 2022 between 560,000 to 570,000 BPD, or about 10 percent above our 2021 exit, based on our producers’ drilling plans,” Barron added.

Refined Product Volumes Continue to Track at Pre-Pandemic Levels

Barron stated that while some short-term operational issues at customer refineries reduced NuStar’s second quarter of 2022 volumes compared to the second quarter of 2021, its refined product volumes this past quarter were up compared to the first quarter of 2022.

“Our volumes continue to track at pre-pandemic levels, reflecting the strength of our assets and the stability of demand in the markets we serve across the mid-Continent and throughout Texas,” said Barron. “In addition, our Northern Mexico refined products supply system continues to perform well, with volumes above our average for 2021, and second quarter 2022 throughput up 20 percent compared to the second quarter of 2021.”

West Coast Renewable Fuels Network Continues to Grow

Barron once again highlighted the growth of NuStar’s West Coast Renewable Fuels Network, which plays an integral role in facilitating the low-carbon renewable fuels that significantly reduce emissions from transportation.

“We expect our West Coast region’s contribution to continue to grow in the second half of 2022 from two more renewable fuel projects we recently brought into service, which increase our renewable diesel storage capacity and augment our ethanol transportation logistics capabilities at our Stockton, California facility.

“Those two projects should further solidify the significant role that NuStar plays in facilitating California’s transition to low-carbon renewable fuels, where we already handle 87 percent of California’s sustainable aviation fuel; 21 percent of the state’s renewable diesel volumes; 13 percent of its ethanol; and 5 percent of its biodiesel,” said Barron.

Contract with Trafigura for Services on Corpus Christi Crude System Extended to December 2024

Barron commented that throughputs on NuStar’s Corpus Christi Crude System averaged around 290,000 BPD in the second quarter of 2022, which is slightly below its minimum volume commitments for the system, but that average volumes rose to almost 340,000 BPD in July, which is comparable with first quarter 2022 average throughputs.

“We are also pleased to announce that we reached an agreement with Trafigura to extend the term of our contract for transportation, storage and export services on our Corpus Christi Crude System from mid-2023 for an additional 18 months, to December 31, 2024, with two one-year extensions.

“As you will recall, in 2019 we completed projects that made NuStar one of the early movers transporting Permian Basin WTI from Cactus II and Grey Oak through our systems in South Texas for Trafigura, for regional supply and for export from Corpus Christi. By extending this contract, we are building on an established relationship that facilitates production of the refined products on the Gulf Coast and provides export of the U.S. crude oil to supply locations around the globe,” said Barron.

Full-Year Guidance

NuStar Executive Vice President and Chief Financial Officer Tom Shoaf also gave full-year net income and EBITDA guidance for 2022.

“We expect to generate full-year 2022 net income in the range of $193 to $226 million and continue to expect to generate full-year 2022 adjusted EBITDA in the range of $700 to $750 million,” said Shoaf.

Shoaf added that NuStar continues to plan to spend $115 to $145 million in strategic capital in 2022.

“We still expect to allocate about $60 million to growing our Permian system and plan to spend about $10 million to expand our West Coast Renewable Fuels Network,” said Shoaf. “In addition, we continue to expect to spend between $35 and $45 million on reliability in 2022.”

Barron then provided an update on NuStar’s optimization initiative that was kicked off earlier this year with the goal of making meaningful reductions in NuStar’s expenses and capital spending to increase the company’s free cash flow in 2022 and beyond.

“In May, we told you we had identified over $50 million in reductions across 2022 and 2023,” said Barron. “And I am happy to report that total is now up to almost $60 million. We have successfully reduced our full-year 2022 capital spending and expenses by almost $20 million and our 2023 spending by over $40 million. By focusing on our spending, we are mitigating the impact of inflation and increasing our free cash flows, so that NuStar is solidly positioned for the challenges and opportunities we see in 2023 and beyond,” Barron concluded.

Conference Call Details

A conference call with management is scheduled for 9:00 a.m. CT on Thursday, August 4, 2022. The partnership plans to discuss the second quarter 2022 earnings results, which will be released earlier that day. Persons interested in Q&A participation may pre-register for the conference call and obtain a dial-in number and passcode at https://register.vevent.com/register/BI551c68c87b4e4d8db8b4cef5569668c5. Persons interested in listen-only participation may access the conference call directly at https://edge.media-server.com/mmc/p/n66bhyhc. A recorded version will be available under the same link two hours after the conclusion of the conference call.

The conference call may also be accessed through the “Investors” section of NuStar Energy L.P.’s website at https://investor.nustarenergy.com.

NuStar Energy L.P., a publicly traded master limited partnership based in San Antonio, Texas, is one of the largest independent liquids terminal and pipeline operators in the nation. NuStar currently has approximately 10,000 miles of pipeline and 63 terminal and storage facilities that store and distribute crude oil, refined products, renewable fuels, ammonia and specialty liquids. The partnership’s combined system has approximately 49 million barrels of storage capacity, and NuStar has operations in the United States and Mexico. For more information, visit NuStar Energy L.P.’s website at www.nustarenergy.com and its Sustainability page at https://sustainability.nustarenergy.com/.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes, and the related conference call will include, forward-looking statements regarding future events and expectations, such as NuStar’s future performance, plans and expenditures. All forward-looking statements are based on NuStar’s beliefs as well as assumptions made by and information currently available to NuStar. These statements reflect NuStar’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s 2021 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Actual results may differ materially from those described in the forward-looking statements. Except as required by law, NuStar does not intend, or undertake any obligation, to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit, Per Unit and Ratio Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Statement of Income Data:
Revenues:
Service revenues	$278,067	$300,788	$543,372	$572,671
Product sales	152,090	126,305	296,648	216,068
Total revenues	430,157	427,093	840,020	788,739
Costs and expenses:
Costs associated with service revenues:
Operating expenses	94,948	100,493	181,350	187,780
Depreciation and amortization expense	62,240	68,964	125,543	137,382
Total costs associated with service revenues	157,188	169,457	306,893	325,162
Costs associated with product sales	134,178	112,641	260,893	193,754
Impairment loss	—	—	46,122	—
General and administrative expenses	27,909	27,477	54,980	51,969
Other depreciation and amortization expense	1,823	1,913	3,647	3,960
Total costs and expenses	321,098	311,488	672,535	574,845
Operating income	109,059	115,605	167,485	213,894
Interest expense, net	(50,941)	(53,780)	(100,759)	(108,698)
Other income, net	2,012	2,896	5,683	3,294
Income before income tax expense	60,130	64,721	72,409	108,490
Income tax expense	931	1,338	898	2,850
Net income	$59,199	$63,383	$71,511	$105,640

Basic and diluted net income (loss) per common unit	$0.20	$0.25	$(0.02)	$0.30
Basic and diluted weighted-average common units outstanding	110,306,641	109,529,658	110,242,201	109,518,004

Other Data (Note 1):
Adjusted net income	$57,635	$63,383	$114,925	$105,640
Adjusted net income per common unit	$0.19	$0.25	$0.38	$0.30
EBITDA	$175,134	$189,378	$302,358	$358,530
Adjusted EBITDA	$173,570	$189,378	$346,916	$358,530
DCF	$83,002	$97,375	$174,060	$177,920
Distribution coverage ratio	1.88x	2.22x	1.97x	2.03x

	For the Four Quarters Ended June 30,
	2022	2021
Consolidated Debt Coverage Ratio	3.93x	4.27x

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Barrel Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Pipeline:
Crude oil pipelines throughput (barrels/day)	1,220,758	1,244,215	1,264,678	1,173,166
Refined products and ammonia pipelines throughput (barrels/day)	582,182	606,973	572,767	558,121
Total throughput (barrels/day)	1,802,940	1,851,188	1,837,445	1,731,287

Throughput and other revenues	$200,565	$192,906	$389,248	$362,134
Operating expenses	55,170	51,404	103,273	96,459
Depreciation and amortization expense	44,442	44,990	89,270	89,784
Segment operating income	$100,953	$96,512	$196,705	$175,891
Storage:
Throughput (barrels/day)	396,262	385,790	396,034	393,006

Throughput terminal revenues	$30,929	$35,143	$57,370	$59,937
Storage terminal revenues	57,854	84,105	119,334	167,885
Total revenues	88,783	119,248	176,704	227,822
Operating expenses	39,778	49,089	78,077	91,321
Depreciation and amortization expense	17,798	23,974	36,273	47,598
Impairment loss	—	—	46,122	—
Segment operating income	$31,207	$46,185	$16,232	$88,903
Fuels Marketing:
Product sales	$140,809	$114,939	$274,069	$198,794
Cost of goods	133,741	112,063	259,864	194,466
Gross margin	7,068	2,876	14,205	4,328
Operating expenses	437	578	1,030	(701)
Segment operating income	$6,631	$2,298	$13,175	$5,029
Consolidation and Intersegment Eliminations:
Revenues	$—	$—	$(1)	$(11)
Cost of goods	—	—	(1)	(11)
Total	$—	$—	$—	$—
Consolidated Information:
Revenues	$430,157	$427,093	$840,020	$788,739
Costs associated with service revenues:
Operating expenses	94,948	100,493	181,350	187,780
Depreciation and amortization expense	62,240	68,964	125,543	137,382
Total costs associated with service revenues	157,188	169,457	306,893	325,162
Costs associated with product sales	134,178	112,641	260,893	193,754
Impairment loss	—	—	46,122	—
Segment operating income	138,791	144,995	226,112	269,823
General and administrative expenses	27,909	27,477	54,980	51,969
Other depreciation and amortization expense	1,823	1,913	3,647	3,960
Consolidated operating income	$109,059	$115,605	$167,485	$213,894

NuStar Energy L.P. and Subsidiaries
Reconciliation of Non-GAAP Financial Information
(Unaudited, Thousands of Dollars, Except Ratio Data)
Note 1: NuStar Energy L.P. utilizes financial measures, such as earnings before interest, taxes, depreciation and amortization (EBITDA), distributable cash flow (DCF) and distribution coverage ratio, which are not defined in U.S. generally accepted accounting principles (GAAP). Management believes these financial measures provide useful information to investors and other external users of our financial information because (i) they provide additional information about the operating performance of the partnership’s assets and the cash the business is generating, (ii) investors and other external users of our financial statements benefit from having access to the same financial measures being utilized by management and our board of directors when making financial, operational, compensation and planning decisions and (iii) they highlight the impact of significant transactions. We may also adjust these measures to enhance the comparability of our performance across periods.
Our board of directors and management use EBITDA and/or DCF when assessing the following: (i) the performance of our assets, (ii) the viability of potential projects, (iii) our ability to fund distributions, (iv) our ability to fund capital expenditures and (v) our ability to service debt. In addition, our board of directors uses EBITDA, DCF and a distribution coverage ratio, which is calculated based on DCF, as some of the factors in its compensation determinations. DCF is a financial indicator used by the master limited partnership (MLP) investment community to compare partnership performance. DCF is used by the MLP investment community, in part, because the value of a partnership unit is partially based on its yield, and its yield is based on the cash distributions a partnership can pay its unitholders.
None of these financial measures are presented as an alternative to net income. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP.
The following is a reconciliation of net income to EBITDA, DCF and distribution coverage ratio.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$59,199	$63,383	$71,511	$105,640
Interest expense, net	50,941	53,780	100,759	108,698
Income tax expense	931	1,338	898	2,850
Depreciation and amortization expense	64,063	70,877	129,190	141,342
EBITDA	175,134	189,378	302,358	358,530
Interest expense, net	(50,941)	(53,780)	(100,759)	(108,698)
Reliability capital expenditures	(6,696)	(8,943)	(13,405)	(17,432)
Income tax expense	(931)	(1,338)	(898)	(2,850)
Long-term incentive equity awards (a)	2,734	2,720	5,563	6,007
Preferred unit distributions	(31,523)	(31,887)	(62,615)	(63,774)
Impairment loss	—	—	46,122	—
Income tax benefit related to impairment loss	—	—	(1,144)	—
Other items	(4,775)	1,225	(1,162)	6,137
DCF	$83,002	$97,375	$174,060	$177,920

Distributions applicable to common limited partners	$44,128	$43,814	$88,293	$87,648
Distribution coverage ratio (b)	1.88x	2.22x	1.97x	2.03x
(a)We intend to satisfy the vestings of these equity-based awards with the issuance of our common units. As such, the expenses related to these awards are considered non-cash and added back to DCF. Certain awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF.
(b)Distribution coverage ratio is calculated by dividing DCF by distributions applicable to common limited partners.

NuStar Energy L.P. and Subsidiaries
Reconciliation of Non-GAAP Financial Information - Continued
(Unaudited, Thousands of Dollars, Except per Unit and Ratio Data)
The following is the reconciliation for the calculation of our Consolidated Debt Coverage Ratio, as defined in our revolving credit agreement (the Revolving Credit Agreement).

	For the Four Quarters Ended June 30,
	2022	2021
Operating income	$190,045	$423,354
Depreciation and amortization expense	262,228	284,811
Goodwill impairment loss	34,060	—
Other impairment losses	201,030	—
Equity awards (a)	13,801	13,438
Pro forma effects of dispositions (b)	(10,077)	(4,063)
Other	481	4,307
Consolidated EBITDA, as defined in the Revolving Credit Agreement	$691,568	$721,847

Long-term debt, less current portion of finance leases	$3,137,275	$3,496,933
Finance leases (long-term)	(51,959)	(53,403)
Net fair value adjustments, unamortized discounts and unamortized debt issuance costs	35,924	40,310
NuStar Logistics' floating rate subordinated notes	(402,500)	(402,500)
Consolidated Debt, as defined in the Revolving Credit Agreement	$2,718,740	$3,081,340

Consolidated Debt Coverage Ratio (Consolidated Debt to Consolidated EBITDA)	3.93x	4.27x
(a)This adjustment represents the non-cash expense related to the vestings of equity-based awards with the issuance of our common units.
(b)For the four quarters ended June 30, 2022, this adjustment represents the pro forma effects of the dispositions of the Point Tupper and Eastern U.S. terminals. For the four quarters ended June 30, 2021, this adjustment represents the pro forma effect of the disposition of the Texas City terminals.

The following is a reconciliation of net income / net income (loss) per common unit to adjusted net income / adjusted net income per common unit.

	Three Months Ended June 30, 2022		Six Months Ended June 30, 2022
Net income / net income (loss) per common unit	$59,199	$0.20	$71,511	$(0.02)
Gain on sale	(1,564)	(0.01)	(1,564)	(0.01)
Impairment loss	—	—	46,122	0.42
Income tax benefit related to impairment loss	—	—	(1,144)	(0.01)
Adjusted net income / adjusted net income per common unit	$57,635	$0.19	$114,925	$0.38

The following is a reconciliation of EBITDA to adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
EBITDA	$175,134	$189,378	$302,358	$358,530
Gain on sale	(1,564)	—	(1,564)	—
Impairment loss	—	—	46,122	—
Adjusted EBITDA	$173,570	$189,378	$346,916	$358,530

NuStar Energy L.P. and Subsidiaries
Reconciliation of Non-GAAP Financial Information - Continued
(Unaudited, Thousands of Dollars)
The following is a reconciliation of EBITDA to EBITDA, excluding the Point Tupper terminal and the Eastern U.S. terminals, which were sold in April 2022 and October 2021, respectively.

	Three Months Ended June 30,
	2022	2021
EBITDA	$175,134	$189,378

Divested assets:
Operating (loss) income	$(14)	$2,245
Depreciation and amortization expense	—	7,817
Other income, net	1,608	292
EBITDA of divested assets	$1,594	$10,354

EBITDA, excluding divested assets	$173,540	$179,024

The following is a reconciliation of net income to EBITDA and adjusted EBITDA (projected).

Projected for the Year Ended December 31, 2022
Net income	$ 193,000 - 226,000
Interest expense, net	205,000 - 215,000
Income tax expense	2,500 - 4,500
Depreciation and amortization expense	255,000 - 260,000
EBITDA	655,500 - 705,500
Gain on sale	(1,600)
Impairment loss	46,100
Adjusted EBITDA	$ 700,000 - 750,000

NuStar Energy L.P. and Subsidiaries
Reconciliation of Non-GAAP Financial Information - Continued
(Unaudited, Thousands of Dollars)
The following are reconciliations of operating income to segment EBITDA for our pipeline and fuels marketing segments.

	Three Months Ended June 30, 2022
	Pipeline	Fuels Marketing
Operating income	$100,953	$6,631
Depreciation and amortization expense	44,442	—
Segment EBITDA	$145,395	$6,631

	Three Months Ended June 30, 2021
	Pipeline	Fuels Marketing
Operating income	$96,512	$2,298
Depreciation and amortization expense	44,990	—
Segment EBITDA	$141,502	$2,298

The following are reconciliations for our storage segment of operating income to segment EBITDA and segment EBITDA, excluding the Point Tupper terminal and the Eastern U.S. terminals, which were sold in April 2022 and October 2021, respectively.

	Storage
	Three Months Ended June 30,
	2022	2021
Operating income	$31,207	$46,185
Depreciation and amortization expense	17,798	23,974
Segment EBITDA	$49,005	$70,159

Divested assets:
Operating (loss) income	$(4)	$2,277
Depreciation and amortization expense	—	7,817
Segment EBITDA of divested assets	$(4)	$10,094

Segment EBITDA, excluding divested assets	$49,009	$60,065